Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus Amendment No. 4 constituting a part of this Registration Statement of our report dated March 25, 2015 relating to the financial statements of Crowd 4 Seeds Inc which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

August 4, 2015